UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

Entertainment Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 West Pershing Road, Suite 201

Kansas City, Missouri 64108

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends our current report on Form 8-K, filed on July 29, 2010.

Item 2.02.	Results of Operations and Financial Condition.

The financial results reported in our press release dated July 29, 2010 for the second quarter 2010 have been revised to correct an immaterial accounting error in certain per share data related to allocations of noncontrolling interests between earnings per share for continuing and discontinued operations pursuant to Accounting Standards Codification Topic 810, “Consolidation.” The correction results in the following modifications to basic and diluted earnings per share for income from continuing operations available to common shareholders and loss from discontinued operations, but has no effect on basic and diluted earnings per share for net income available to common shareholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Per share data attributable to Entertainment Properties Trust common shareholders:
Basic earnings per share data:
Income from continuing operations available to common shareholders	$0.21	$0.59	$0.76	$1.15
Loss from discontinued operations	(0.03)	(0.01)	(0.06)	(0.06)

Net income available to common shareholders	$0.18	$0.58	$0.70	$1.09

Diluted earnings per share data:
Income from continuing operations available to common shareholders	$0.21	$0.59	$0.76	$1.15
Loss from discontinued operations	(0.03)	(0.01)	(0.07)	(0.06)

Net income available to common shareholders	$0.18	$0.58	$0.69	$1.09

We have evaluated the impact of such revised accounting for all applicable periods and we do not believe these adjustments materially, either positively or negatively, affect our financial trends. In addition, the change had no impact on per share results for FFO or FFO as adjusted. We have concluded that the impact was immaterial to our reported results.

The information in this current report on Form 8-K/A is being “furnished” and shall not be deemed “filed” for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ Gregory K. Silvers
Gregory K. Silvers
Vice President, Secretary, Chief Operating Officer and General Counsel

Date: August 3, 2010